Exhibit 10.28

WAIVER AND SIXTH AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS WAIVER AND SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is made and entered into as of the 13th day of March, 2006, among FCC, LLC, d/b/a First Capital, a Florida limited liability company (“Lender”), DATREK PROFESSIONAL BAGS, INC., a Florida corporation formerly known as Datrek Acquisition, Inc. (“Datrek”), and MILLER GOLF COMPANY, a Florida corporation formerly known as Miller Acquisition, Inc. (“Miller”; Datrek and Miller are referred to herein individually as a “Borrower” and collectively as the “Borrowers”).

WITNESSETH:

WHEREAS, Borrowers and Lender are parties to that certain Loan and Security Agreement dated as of October 15, 2004 (as amended, restated, modified or supplemented from time to time, the “Loan Agreement”); and

WHEREAS, Borrowers are in default of the change of control, fixed charge coverage and maximum salary covenants set forth in the Loan Agreement, and Borrowers have requested that Lender waive such defaults; and

WHEREAS, Lender has agreed to grant such waivers on the terms and conditions set forth herein; and

WHEREAS, Borrowers and Lender desire to amend the Loan Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. All capitalized terms used herein and not otherwise expressly defined herein shall have the respective meanings given to such terms in the Loan Agreement.

2. Borrowers hereby acknowledge and agree that Borrowers are in default under (a) Section 6 of the Loan Agreement and Item 21 of the Schedule to the Loan Agreement as a result of Borrowers’ failure to comply with the financial covenant described therein (the “Fixed Charge Coverage Covenant”) for each fiscal month of 2005, (b) Section 8(h) of the Loan Agreement and Item 24 of the Schedule to the Loan Agreement as a result of the payment of total compensation to Borrower’s officers and directors in excess of the limits set forth therein for Borrowers’ 2005 fiscal year (the “Salary Covenant”), and (c) Section 13(a)(xviii) of the Loan Agreement due to the fact that SVCH no longer owns, directly or indirectly, any of the capital stock of the Parent or any Borrower (the “Change of Control Covenant”; the foregoing violations of the Fixed Charge Coverage Covenant, the Salary Covenant and the Change of Control Covenant are collectively referred to as the “Existing Defaults”). Lender hereby waives the Existing Defaults. Lender reserves its rights and remedies with respect to any other Default, including any violation of the Fixed Charge Coverage Covenant for any fiscal month of Borrowers other than any fiscal month of 2005, any violation of the Salary Covenant for any fiscal year other than 2005 and any violation of the Change of Control Covenant, as amended by this Agreement.

3. SVCH has, prior to the date hereof, transferred all of its rights and obligations under the Securities Purchase Agreement and all of its rights to the outstanding capital stock of Parent and Borrowers to Stanford International Bank Limited (“Stanford”). Each reference in the Loan Agreement to “Stanford Venture Capital Holdings, Inc.” and “SVCH” is hereby amended to refer to “Stanford International Bank Limited” and “Stanford”, respectively. The effectiveness of this Agreement is conditioned upon Lender’s receipt of a Support Agreement and a subordination agreement from Stanford in form and substance acceptable to Lender in its discretion.

4. The Loan Agreement is amended by deleting clause (g) of the definition of “Eligible Inventory” set forth in Section 1 and inserting the following in lieu thereof:

(g) it is in the applicable Borrower’s possession and control situated at a location disclosed to Lender in compliance with this Agreement, Borrowers’ books reflect the Inventory, the Inventory is insured to the full value thereof, and the insurance policy lists Lender as loss payee; provided, however, that Lender will make loan advances of up to $500,000 against Inventory which is in-transit so long as such in-transit Inventory is covered by insurance to the full value thereof, Lender is the loss payee with respect to such insurance and such in-transit Inventory otherwise constitutes Eligible Inventory;

5. The Loan Agreement is amended by deleting Section 8(h) and inserting the following in lieu thereof:

(h) Compensation. The total salary (excluding bonuses and other incentive compensation) paid to the Chief Executive Officer, Chief Financial Officer and the Chief Operating Officer of each Borrower (or, in each case, any officer or employee performing a similar role with a different title), whether directly or indirectly, in money or otherwise, during any fiscal year of such Borrower during the term of this Agreement shall not exceed, in the aggregate, the amount specified in Item 24 of the Schedule.

6. The Loan Agreement is amended by deleting Item 1 of the Schedule to the Loan Agreement and inserting the following in lieu thereof:

1.	Borrowing Base

“Borrowing Base” means, at any time, an amount equal to:

(a)	the lesser of:

(i)	$10,500,000, and

(ii)	the sum of:

(A)	85% of the dollar amount of Eligible Accounts; plus

(B)	the lesser of:

(1)	$5,000,000,

(2)	50% of the dollar value (determined at the lower of cost or market value) of Eligible Inventory (provided, however, that not more than $700,000 of loans against the Inventory of Miller may be outstanding at any one time under this clause (2)), and

(3)	the amount available to be borrowed under clause (ii)(A) above;

minus

(b)	the sum of:

(i)	such reserves as Lender may establish from time to time in its discretion (including, without limitation, a reserve for licensing fees and royalties payable by Borrowers with respect to Inventory), plus

(ii)	the amount available to be drawn under, plus the amount of any unreimbursed draws with respect to, any letters of credit or acceptances which have been issued, created or guaranteed by Lender or any Affiliate of Lender for any Borrower’s account.

7. The Loan Agreement is amended by deleting Item 2 of the Schedule to the Loan Agreement and inserting the following in lieu thereof:

2.	Accounts Eligibility

(a) Accounts Age: Any Account (other than Eligible Dating Accounts, as defined below, which shall not be ineligible under this clause (a)) with respect to which more than 150 days have elapsed since the date of the original invoice therefor or which is more than 30 days past due shall not constitute an Eligible Account.

“Eligible Dating Account” means an Account (i) with respect to which not more than 150 days have elapsed since the date of the original invoice therefor, (ii) which is not more than 30 days past due, and (iii) with respect to which the invoice clearly identifies the payment terms, which shall require payment in full within 150 days of the invoice date.

Borrowers acknowledge and agree that Eligible Dating Accounts may not be included in the borrowing base to the extent that such Accounts exceed, in the aggregate, the lesser of (i) $3,000,000, and (ii) 50% of the dollar amount of total Eligible Accounts. Additionally, Eligible Dating Accounts shall not constitute “Eligible Accounts” and shall not be included in the borrowing base during the months of June, July or August of any calendar year.

(b)	Cross-Aging Percentage: 50%

(c)	Concentration Limit: 15%

8. The Loan Agreement is amended by deleting Item 7 of the Schedule to the Loan Agreement and inserting the following in lieu thereof:

7.	Termination Date

This Agreement will terminate on October 15, 2009; provided, however, that this Agreement will be renewed for succeeding one-year periods thereafter unless written notice of termination is provided by Borrowers’ Agent to Lender or by Lender to Borrowers’ Agent at least 60 days prior to the then-effective termination date.

9. The Loan Agreement is amended by deleting Item 8 of the Schedule to the Loan Agreement and inserting the following in lieu thereof:

8.	Interest Margin: 1.50%

10. The Loan Agreement is amended by deleting Item 10 of the Schedule to the Loan Agreement and inserting the following in lieu thereof:

10.	Fees

a.	For services performed by Lender in connection with Lender’s continuing administration hereof, Borrowers shall pay to Lender an annual fee in an amount equal to the greater of (i) 0.75% of the maximum line limit then in effect under this Agreement, and (ii) $75,000, payable annually in advance on each anniversary of the Agreement Date and continuing so long as any loan shall remain outstanding or this Agreement shall not have been terminated; provided, however, that so long as the maximum line limit in effect under this Agreement is less than or equal to $10,500,000, the amount of such annual fee shall be $75,000.

b.	For services performed by Lender in connection with Lender’s continuing administration hereof, Borrowers shall pay to Lender a fee of $2,000 per month, payable monthly in advance on the first day of each calendar month beginning with the first such date following the Agreement Date and continuing so long as any loan shall remain outstanding or this Agreement shall not have been terminated.

c.	In consideration of the maintenance of Lender’s commitment hereunder, Borrowers will pay Lender a fee at the rate of 0.25% per annum on the daily average unused portion of Lender’s commitment to make revolving loans hereunder, payable monthly in arrears on the first day of each calendar month, beginning on the first such date following the Agreement Date.

d.	In the event that this Agreement is terminated for any reason on or prior to March 13, 2007, Borrower will pay to Lender on or prior to the effective date of such termination an early termination fee in an amount equal to 2.00% of the of the maximum line limit then in effect under this Agreement. In the event that this Agreement is terminated for any reason after March 13, 2007 but on or prior to March 13, 2008, Borrower will pay to Lender on or prior to the effective date of such termination an early termination fee in an amount equal to 1.00% of the of the maximum line limit then in effect under this Agreement.

All of the foregoing fees constitute compensation to Lender for services rendered and are not interest or a charge for the use of money. Each installment of such fees shall be fully earned when due and payable and shall not be subject to refund or rebate.

11. The Loan Agreement is amended by deleting Item 21 of the Schedule to the Loan Agreement and substituting the following in lieu thereof:

21.	Financial Covenants:

(a) Borrowers shall maintain, on a consolidated basis, a ratio of Borrowers’ (a) net income (excluding extraordinary gains) before provision for interest expense, taxes, depreciation and amortization, plus the amount of any cash equity investments in Borrowers made by Stanford during such period, to (b) interest expense, plus payments of principal actually made or scheduled to be made with respect to indebtedness (other than scheduled but unpaid payments on Subordinated Debt and principal payments on revolving loans under this Agreement), plus payments with respect to capitalized leases, plus taxes, plus dividends and distributions, plus unfinanced capital expenditures, of at least 1.1 to 1 for each fiscal month of Borrowers. Such ratio shall be measured as of the end of each fiscal month of Borrowers from and after Borrowers’ January, 2006 fiscal month and shall be calculated (y) for each fiscal month end through and including Borrowers’ November, 2006 fiscal month, for the period from the beginning of Borrowers’ January, 2006 fiscal month through and including the last day of the fiscal month most recently ended, and (z) for each fiscal month end from and after Borrowers’ December, 2006 fiscal month, for the twelve-month period then ended.

(b) Borrowers shall maintain, on a consolidated basis, a Tangible Net Worth, plus the outstanding principal balance of Subordinated Debt, of at least (i) $2,800,000 at all times through and including May 31, 2006, and (ii) $3,000,000 at all times thereafter. The minimum Tangible Net Worth plus Subordinated Debt requirement hereunder shall increase in an amount equal to 50% of Borrowers’ net income for each fiscal year, beginning with the 2006 fiscal year, but shall not decrease in the event that Borrowers have a net loss in any fiscal year. As used herein, “Tangible Net Worth” means, as of any date, the total assets of Borrowers minus the total liabilities of Borrowers calculated in conformity with

GAAP, less all amounts due from Borrowers’ Affiliates and the amount of all intangible items reflected therein, including all prepaid expenses, unamortized debt discount and expense, unamortized research and development expense, unamortized deferred charges, goodwill, intellectual property, unamortized excess cost of investments in subsidiaries over equity at dates of acquisition, and all similar items which should properly be treated as intangibles in accordance with GAAP.

(c) Borrowers shall maintain average unused borrowing availability hereunder of at least $250,000 at all times.

12. The Loan Agreement is amended by deleting Item 23 of the Schedule to the Loan Agreement and substituting the following in lieu thereof:

23. Permitted Capital Expenditures:    $880,000 during the 2006 fiscal year, and $500,000 during any fiscal year thereafter.

13. The Loan Agreement is amended by deleting Item 24 of the Schedule to the Loan Agreement and inserting the following in lieu thereof:

24.	Maximum Aggregate Officers’ Salary: $660,000.

14. Lender hereby agrees that Borrowers shall have 60 days from the end of each month, rather than 30 days, to deliver to Lender Borrowers’ monthly financial statements for the months of January, February and March of 2006. From and after the month of April, 2006, such monthly financial statements shall be delivered to Lender within 30 days of the applicable month.

15. Lender acknowledges and agrees that Inventory of Miller may now be included in the Borrowing Base (but the aggregate amount of outstanding loans against such Inventory shall not exceed $700,000 at any one time) to the extent that it satisfies the definition of “Eligible Inventory” set forth in Section 1 of the Loan Agreement.

16. Lender hereby agrees to apply the $700,000 in cash collateral held by Lender to the Obligations, and Borrowers and Parent shall no longer be required to maintain such cash collateral in favor of Lender. Lender also hereby agrees that Borrowers may, on or prior to March 31, 2006, repay Subordinated Debt owing to Dennis Ryan and Deborah Ryan in an amount not to exceed $750,000.

17. Except as set forth herein, the Loan Agreement shall be and remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligation of Borrowers to Lender.

18. Each Borrower hereby restates, ratifies, and reaffirms each and every term, condition representation and warranty heretofore made by it under or in connection with the execution and delivery of the Loan Agreement, as amended hereby, and the other Loan Documents, as fully as though such representations and warranties had been made on the date hereof and with specific reference to this Agreement and the Loan Documents.

19. In consideration of the accommodations made by Lender hereunder, Borrowers jointly and severally agree to pay to Lender (a) an amendment fee of $35,000 on the date hereof, and (b) on demand all costs and expenses of Lender in connection with the preparation, execution, delivery and enforcement of this Agreement and the other Loan Documents and any other transactions contemplated hereby and thereby, including, without limitation, the fees and out-of-pocket expenses of legal counsel to Lender. Such amendment fee shall be fully earned on the date hereof and is not subject to refund or rebate. Such amendment fee constitutes a fee for services and is not interest or a charge for the use of money.

20. To induce Lender to enter into this Agreement, each Borrower (a) acknowledges and agrees that no right of offset, defense, counterclaim, claim or objection exists in favor of any Borrower against Lender arising out of or with respect to the Loan Agreement, the other Loan Documents, the Obligations, or any other arrangement or relationship between Lender and one or more Borrowers, and (b) releases, acquits, remises and forever discharges Lender and its affiliates and all of their past, present and future officers, directors, employees, agents, attorneys, representatives, successors and assigns from any and all claims, demands, actions and causes of action, whether at law or in equity, whether now accrued or hereafter maturing, and whether known or unknown, which any Borrower now or hereafter may have by reason of any manner, cause or things to and including the date of this Agreement with respect to matters arising out of or with respect to the Loan Agreement, the other Loan Documents, the Obligations, or any other arrangement or relationship between Lender and one or more Borrowers.

21. Each Borrower acknowledges that (a) except as expressly set forth herein, Lender has not agreed to (and has no obligation whatsoever to discuss, negotiate or agree to) any restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents, (b) no understanding with respect to any other restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents shall constitute a legally binding agreement or contract, or have any force or effect whatsoever, unless and until reduced to writing and signed by authorized representatives of each Borrower and Lender, and (c) the execution and delivery of this Agreement has not established any course of dealing among the parties hereto or created any obligation or agreement of Lender with respect to any future restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents.

22. To induce Lender to enter into this Agreement, each Borrower hereby represents and warrants that, as of the date hereof, and after giving effect to the terms hereof, there exists no Default under the Loan Agreement or any of the other Loan Documents other than the Existing Default.

23. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

24. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia, other than its laws respecting choice of law.

[SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, Borrowers and Lender have caused this Agreement to be duly executed as of the date first above written.

DATREK PROFESSIONAL BAGS, INC., a Florida corporation f/k/a Datrek Acquisition, Inc.

By:	/s/ Michael S. Hedge
Name:	Michael S. Hedge
Title:	President

MILLER GOLF COMPANY, a Florida corporation f/k/a Miller Acquisition, Inc.

By:	/s/ Michael S. Hedge
Name:	Michael S. Hedge
Title:	President

FCC, LLC, d/b/a First Capital

By:	/s/ Brian J. Cuttic
Brian J. Cuttic
Senior Vice President

The undersigned acknowledges the foregoing and agrees that the Information and Support Agreement to which the undersigned is party dated as of October 15, 2004 in favor of Lender remains in full force and effect, subject to no right of offset, claim or counterclaim.

/s/ Michael Hedge
MICHAEL HEDGE

The undersigned acknowledges the foregoing and agrees that the Guaranty of the undersigned dated as of October 15, 2004 in favor of Lender remains in full force and effect, subject to no right of offset, claim or counterclaim.

DATREK MILLER INTERNATIONAL, INC., f/k/a Greenhold Group, Inc.

By:	/s/ Michael S. Hedge
Name:	Michael S. Hedge
Title:	Chief Executive Officer